Exhibits 5.1 and 8.1

Mayer, Brown, Rowe & Maw LLP
190 South La Salle Street
Chicago, Illinois  60603-3441

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

May 20, 2004

RFS Holding, L.L.C.

1600 Summer Street

Stamford, Connecticut 06927

RFS Funding Trust

1600 Summer Street

Stamford, Connecticut 06927

GE Capital Credit Card Master Note Trust

1600 Summer Street

Stamford, Connecticut 06927

Re:	RFS Holding, L.L.C.
RFS Funding Trust
GE Capital Credit Card Master Note Trust
Amendment No. 1 to Registration Statement on Form S-3

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), RFS Funding Trust, a Delaware statutory trust, and GE Capital Credit Card Master Note Trust (the “Note Trust”), as co-registrants (collectively, the “Co-Registrants”) in connection with the filing by the Co-Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (Registration Nos. 333-107495, 333-107495-01 and 333-107495-02), as amended (the “Registration Statement”), and the related base prospectus, dated as of the date hereof (the “Base Prospectus”) and the form of prospectus supplement (together with the Base Prospectus, the “Prospectus”), filed by the Co-Registrants under the Act, registering a Note Trust Certificate issued pursuant to the Amended and Restated Trust Agreement, dated as of December 19, 2002

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and as amended and restated as of June 27, 2003 and as further amended by the Omnibus Amendment No. 1 to Securitization Documents (the “Omnibus Amendment”), dated as of February 9, 2004 (as amended, the “Trust Agreement”), among RFSHL, General Electric Capital Services, Inc. and Deutsche Bank Trust Company Delaware, as trustee, and asset-backed notes (the “Notes”) secured by the Note Trust Certificate.  The Note Trust Certificate represents an undivided interest in all of the property of RFS Funding Trust, including, but not limited to, receivables in a portfolio of private label credit card accounts and related assets.  The Notes of a particular Series will be issued pursuant to a Master Indenture dated as of September 25, 2003  and as amended by the Omnibus Amendment (as amended, the “Master Indenture”), between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and a related Indenture Supplement (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Master Indenture.

We have examined executed copies of the Registration Statement, the Master Indenture, the form of Indenture Supplement, the Trust Agreement and the Transfer Agreement, dated as of September 25, 2003 and as amended by the Omnibus Amendment (as amended, the “Transfer Agreement”), between RFSHL and the Note Trust and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at RFSHL’s direction, be sold by the Note Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents, the Note Trust Certificate and the Notes have been or will be duly authorized by all necessary corporate action; (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture; (iii) the issuance of the Note Trust Certificate to RFSHL pursuant to the Trust Agreement, the transfer of the Note Trust Certificate to the Note Trust pursuant to the Transfer Agreement and the pledge of the Note Trust Certificate pursuant to the Indenture were not contrary to any applicable law, rule, regulation or order; and (iv) the Note Trust Certificate has been duly executed, authenticated and delivered in the name of the Indenture Trustee in accordance with the terms of the Trust Agreement.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of RFSHL and its affiliates are correct.  In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder.  We express no opinion with respect to any series of Notes or any Note Trust Certificate for which we do not act as counsel to you.

The opinion set forth in paragraph 3 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Prospectus.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

1.                                       When the Indenture Supplement for a Series of Notes has been duly and validly authorized, executed and delivered by the Note Trust and the Indenture Trustee substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been duly executed, authenticated, delivered and sold as contemplated in the Master Indenture and the Registration Statement, such Notes will be binding obligations of the Note Trust.

2                                          The Note Trust Certificate is legally and validly issued, fully paid and non-assessable and the holder of the Note Trust Certificate will be entitled to the benefits of the Trust Agreement.

3.                                       While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading “Federal Income Tax Consequences”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.  We note, however, that the forms of prospectus supplement filed with the Registration Statement does not relate to a specific transaction.  Accordingly, the above referenced description of the federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “Federal Income Tax Consequences” in the Base Prospectus and under the heading “Legal Matters” in the prospectus supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’

rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of Delaware and the Federal law of the United States.

/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP